UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE GOODYEAR TIRE & RUBBER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION OF
2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 6, 2020

To the shareholders:

Due to public health concerns regarding the coronavirus (COVID-19) pandemic and governmental actions related thereto, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “we” or “our”), has been changed.  As previously announced, the Annual Meeting will be held on Monday, April 6, 2020 at 4:30 p.m., Akron Time.  We have determined to hold the Annual Meeting in a virtual meeting format only, with attendance via the internet, to protect the health and well-being of our shareholders and stakeholders.  You will not be able to attend the Annual Meeting in person.  We currently expect to resume holding in-person meetings in the future.

As described in the previously-distributed proxy materials for the Annual Meeting, which may also be accessed at www.proxyvote.com, you are entitled to participate in and vote at the Annual Meeting if you were a shareholder of record at the close of business on February 11, 2020, the record date of the Annual Meeting, or hold a legal proxy for the meeting provided by your bank, broker or nominee.

Accessing the Virtual Meeting.  The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/GT2020. In order to attend the Annual Meeting virtually, you will need to log-in using the control number found on your proxy card or voting instruction form that was previously mailed to you or included with this notice. You may vote during the Annual Meeting by following the instructions available on the meeting website.  In addition, you may submit questions and view the rules of conduct for the virtual Annual Meeting at www.virtualshareholdermeeting.com/GT2020.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. If you have already voted, you do not need to vote again due to the change in the format of the meeting from in-person to virtual.  The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.  The proxy materials contain important information regarding the matters to be acted upon at the Annual Meeting and we encourage you to read them.  Your vote is very important to us.

March 25, 2020

By order of the Board of Directors

Daniel T. Young, Secretary